UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS FINANCIAL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Definitive Proxy Statement for Annual Meeting of Stockholders

To Be Held Thursday April 25, 2019

This proxy statement supplement updates and amends our definitive proxy statement filed with the Securities and Exchange Commission on March 8, 2019 regarding the 2019 Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on Thursday, April 25, 2019 at 9:00 a.m. Eastern Time at One Citizens Plaza, Providence, Rhode Island 02903.

Except as updated by this supplement, all information set forth in the proxy statement remains unchanged and should be considered in casting your vote by proxy or in person at the annual meeting.

The purpose of this supplement is to update the proxy statement to advise you that William P. Hankowsky, who currently serves on our Board of Directors (the “Board”) and is a nominee for reelection, will no longer serve on the board of directors of Aqua America, Inc. effective May 2, 2019.

The biographical information regarding Mr. Hankowsky set forth in “Proposal 1—Election of Directors” in the Proxy Statement is hereby amended and restated to read as follows:

William P. Hankowksy	Age: 67 Director Since: 2006 Committees: Audit; Compensation
Chairman, President and Chief Executive Officer, Liberty Property Trust

Experience, Skills and Qualifications

•  Extensive business and management expertise, particularly in the real estate sector as Chief Executive Officer of Liberty Property Trust and as President of the Philadelphia Industrial Development Corporation

•  Service on the boards of other public companies and numerous non-profit entities

Background

Mr. Hankowsky is the Chairman, President & CEO of Liberty Property Trust. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees. Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Corporation.

Mr. Hankowsky has served on the board of Aqua America, Inc. since 2004, but will not stand for reelection at Aqua America’s 2019 Annual Meeting and therefore will no longer serve on its board effective May 2, 2019. He also serves on the boards of Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. Mr. Hankowsky also serves on the board of our primary subsidiary CBNA.

Mr. Hankowsky received a B.A. in economics from Brown University.

This supplement does not change the proposals to be acted upon at the annual meeting, which are described in the proxy statement as filed with the SEC as of March 8, 2019.

If you have voted with respect to the election of directors, or any of the other proposals set forth in the Proxy Statement, you may change your vote at any time before the vote at the Annual Meeting. If you have already voted, you are not required to revote as a result of the amendments described above, and your original vote will remain in effect unless revoked as described below.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote. Attendance at the meeting will not by itself revoke a proxy.

Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on April 24, 2019. If a proxy is properly submitted and is not revoked, the proxy will be voted at the Annual Meeting in accordance with the stockholder’s instructions indicated on the proxy. If no instructions are indicated on the proxy with respect to any matter, the proxy will be voted on such matter as follows: “FOR” the election of the twelve director nominees, “FOR” the approval, on an advisory basis, the Company’s executive compensation, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on February 28, 2019 or their proxy holders may vote at our Annual Meeting.

Our definitive proxy statement, including these supplemental proxy materials and the Company’s 2018 Annual Report to Stockholders, are available at www.edocumentview.com/CFG.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy
General Counsel and Secretary

Stamford, Connecticut

March 25, 2019

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